EXHIBIT 21

LIST OF REGISTRANT'S SUBSIDIARIES AND AFFILIATES

Aljoma Holding Company, LLC	Michigan	UFP Lafayette, LLC	Michigan
Aljoma Lumber, Inc.	Florida	UFP Lansing, LLC	Michigan
Ardellis Insurance Ltd.	Bermuda	UFP McMinnville, LLC	Michigan
Caliper Building Systems, LLC	Michigan	UFP Mid-Atlantic, LLC	Michigan
D&R Framing Contractors, LLC	Michigan	UFP Minneota, LLC	Michigan
Eovations, LLC	Michigan	UFP Morristown, LLC	Michigan
Euro-Pacific Building Materials, Inc.	Oregon	UFP Moultrie, LLC	Michigan
Euro-Pacific International Corp.	Oregon	UFP New London, LLC	Michigan
Great Lakes Framing, LLC	Michigan	UFP New Waverly, LLC	Michigan
International Wood Industries, Inc.	California	UFP New Windsor, LLC	Michigan
Maine Ornamental, LLC	Michigan	UFP New York, LLC	Michigan
Mid Atlantic Framing, LLC	Michigan	UFP Northeast, LLC	Michigan
Pinelli Universal TKT, S de R.L. de C.V.	Mexico	UFP Parker, LLC	Michigan
Pinelli Universal, S de R.L. de C.V.	Mexico	UFP Purchasing, Inc.	Michigan
PR Distribution, LLC	Puerto Rico	UFP Ranson, LLC	Michigan
Shawnlee Construction, L.L.C.	Michigan	UFP Real Estate, Inc.	Michigan
Shepardville Construction, LLC	Michigan	UFP Riverbank, LLC	Michigan
TKT Real State, S. de R.L. de C.V.	Mexico	UFP Riverside, LLC	Michigan
Treating Services of Minnesota, LLC	Michigan	UFP Saginaw, LLC	Michigan
Tresstar, LLC	Michigan	UFP Salisbury, LLC	Michigan
U.F.P. Mexico Holdings, S. de R.L.	Mexico	UFP San Antonio, LLC	Michigan
UFP Ashburn, LLC	Michigan	UFP Sauk Rapids, LLC	Michigan
UFP Atlantic, LLC	Michigan	UFP Schertz, LLC	Michigan
UFP Auburndale, LLC	Michigan	UFP Southeast, LLC	Michigan
UFP Belchertown, LLC	Michigan	UFP Southwest, LLC	Michigan
UFP Berlin, LLC	Michigan	UFP Stockertown, LLC	Michigan
UFP Blanchester, LLC	Michigan	UFP Thorndale Partnership	Canada
UFP Burleson, LLC	Michigan	UFP Thornton, LLC	Michigan
UFP Chandler, LLC	Michigan	UFP Transportation, Inc.	Michigan
UFP Distribution, LLC	Michigan	UFP Union City, LLC	Michigan
UFP Eastern Division, Inc.	Michigan	UFP Ventures II, Inc.	Michigan
UFP Eaton LLC	Michigan	UFP Warrens, LLC	Michigan
UFP Eatonton, LLC	Michigan	UFP Washington, LLC	Michigan
UFP Elizabeth City, LLC	Michigan	UFP West Central, LLC	Michigan
UFP Emlenton, LLC	Michigan	UFP Western Division, Inc.	Michigan
UFP Far West, LLC	Michigan	UFP White Bear Lake, LLC	Michigan

UFP Folkston, LLC	Michigan	UFP Windsor, LLC	Michigan
UFP Gordon, LLC	Michigan	UFP Woodburn, LLC	Michigan
UFP Grandview, LLC	Michigan	United Lumber & Reman, LLC	Alabama
UFP Granger, LLC	Michigan	Universal Consumer Products, Inc.	Michigan
UFP Great Lakes, LLC	Michigan	Universal Forest Products of	Canada
UFP Gulf, LLC	Michigan	Universal Forest Products RMS, LLC	Michigan
UFP Haleyville, LLC	Michigan	Universal Forest Products Texas LLC	Michigan
UFP Harrisonville, LLC	Michigan	Universal Truss, Inc.	Michigan
UFP Hillsboro, LLC	Michigan	Western Building Professionals of California II Limited Partnership	Michigan
UFP Holding Company, Inc.	Michigan	Western Building Professionals of California, Inc.	Michigan
UFP Houston, LLC	Michigan	Western Building Professionals, LLC	Michigan
UFP Janesville, LLC	Michigan